                                                                      EXHIBIT 11

                 SCHEULE OF COMPUTATION OF NET INCOME PER SHARE

                                                  Three Months Ended               Six Months Ended
                                                       July 31,                        July 31,
                                              --------------------------      --------------------------
                                                 2001            2000            2001            2000
                                              ----------      ----------      ----------      ----------

BASIC:

Net income from continuing operations ..      $1,614,000      $  473,000      $2,621,000      $1,338,000
Weighted average shares outstanding ....       7,055,000       6,669,000       7,059,000       6,600,000
                                              ----------      ----------      ----------      ----------
Basic income per share from continuing
     operations ........................      $     0.23      $     0.07      $     0.37      $     0.20
                                              ==========      ==========      ==========      ==========

Net income from discontinued operations       $       --      $  301,000      $       --      $  499,000
Weighted average shares outstanding ....       7,055,000       6,669,000       7,059,000       6,600,000
                                              ----------      ----------      ----------      ----------
Basic income per share from discontinued
     operations ........................      $       --      $     0.05      $       --      $     0.08
                                              ==========      ==========      ==========      ==========

Net income .............................      $1,614,000      $  774,000      $2,621,000      $1,837,000
Weighted average shares outstanding ....       7,055,000       6,669,000       7,059,000       6,600,000
                                              ----------      ----------      ----------      ----------
Basic income per share .................      $     0.23      $     0.12      $     0.37      $     0.28
                                              ==========      ==========      ==========      ==========

                 SCHEULE OF COMPUTATION OF NET INCOME PER SHARE

                                                           Three Months Ended                   Six Months Ended
                                                                July 31,                             July 31,
                                                      -----------------------------       -----------------------------
                                                         2001              2000              2001              2000
                                                      -----------       -----------       -----------       -----------

DILUTED:

Net income from continuing operations ..........      $ 1,614,000       $   473,000       $ 2,621,000       $ 1,338,000
Effect of subsidiary options ...................          (77,000)          (62,000)         (121,000)         (126,000)
                                                      -----------       -----------       -----------       -----------
Net income used in calculation of diluted
     income per share from continuing operations      $ 1,537,000       $   411,000       $ 2,500,000       $ 1,212,000
                                                      ===========       ===========       ===========       ===========

Weighted average shares outstanding ............        7,055,000         6,669,000         7,059,000         6,600,000
Effect of dilutive securities - stock options ..          103,000           286,000           102,000           328,000
                                                      -----------       -----------       -----------       -----------
Weighted average shares used in calculation of
     diluted income per share from continuing
     operations ................................        7,158,000         6,955,000         7,161,000         6,928,000
                                                      ===========       ===========       ===========       ===========
Diluted income per share from continuing
     operations ................................      $      0.21       $      0.06       $      0.35       $      0.18
                                                      ===========       ===========       ===========       ===========

Net income from discontinued operations ........      $        --       $   301,000       $        --       $   499,000
Effect of subsidiary options ...................               --                --                --                --
                                                      -----------       -----------       -----------       -----------
Net income used in calculation of diluted
     income per share from discontinued
     operations ................................      $        --       $   301,000       $        --       $   499,000
                                                      ===========       ===========       ===========       ===========

Weighted average shares outstanding ............        7,055,000         6,669,000         7,059,000         6,600,000
Effect of dilutive securities - stock options ..          103,000           286,000           102,000           328,000
                                                      -----------       -----------       -----------       -----------
Weighted average shares used in calculation of
     diluted income per share from discontinued
     operations ................................        7,158,000         6,955,000         7,161,000         6,928,000
                                                      ===========       ===========       ===========       ===========
Diluted income per share from discontinued
     operations ................................      $        --       $      0.04       $        --       $      0.07
                                                      ===========       ===========       ===========       ===========

                 SCHEULE OF COMPUTATION OF NET INCOME PER SHARE

                                                         Three Months Ended                   Six Months Ended
                                                              July 31,                             July 31,
                                                    -----------------------------       -----------------------------
                                                       2001              2000              2001              2000
                                                    -----------       -----------       -----------       -----------

Net income ...................................      $ 1,614,000       $   774,000       $ 2,621,000       $ 1,837,000
Effect of subsidiary options .................          (77,000)          (62,000)         (121,000)         (126,000)
                                                    -----------       -----------       -----------       -----------
Net income used in calculation of diluted
     income per share ........................      $ 1,537,000       $   712,000       $ 2,500,000       $ 1,711,000
                                                    ===========       ===========       ===========       ===========

Weighted average shares outstanding ..........        7,055,000         6,669,000         7,059,000         6,600,000
Effect of dilutive securities - stock options           103,000           286,000           102,000           328,000
                                                    -----------       -----------       -----------       -----------
Weighted average shares used in calculation of
     diluted income per share ................        7,158,000         6,955,000         7,161,000         6,928,000
                                                    ===========       ===========       ===========       ===========
Diluted income per share .....................      $      0.21       $      0.10       $      0.35       $      0.25
                                                    ===========       ===========       ===========       ===========